UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed in the Quarterly Report for the Quarter Ending September 30, 2022 (the “10-Q”), on February 15, 2021, Maiden Biosciences, Inc. (“Maiden”) commenced an action against DSS, Inc. (“DSS”), Decentralized Sharing Systems, Inc. (“Decentralized”), HWH World, Inc. (“HWH”), RBC Life International, Inc. (“RBC International”) (together, the “DSS Defendants”), Frank D. Heuszel (“Heuszel”), RBC Life Sciences, Inc (“RBC”), Steven E. Brown, Clinton Howard, and Andrew Howard (collectively, “Defendants”). The lawsuit was pending in the United States District Court Northern District of Texas, Dallas Division (the “Court”), and was styled and numbered Maiden Biosciences, Inc. v. Document Security Systems, Inc., et al., Case No. 3:21-cv-00327.

The 10-Q disclosed the prior procedural details in this matter. A trial was conducted in December 2022, and a judgment was entered on December 20, 2022 (“Judgment”). Following the trial, the parties agreed to a settlement. The settlement payment of $8,750,000 was paid on February 10, 2023. On February 14, 2023, the Court dismissed the case and all claims asserted by any party with prejudice. As part of the Court’s dismissal of the lawsuit, the Judgment was vacated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

February 17, 2023	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer